Exhibit 3 to Schedule 13D/A

AMENDED SECURITY AGREEMENT

WHEREAS, the parties entered a note and security agreement dated May 1, 2013; and

WHEREAS, Secured Party agreed to release the original collateral in return for this Amended Agreement and the substitute collateral identified herein.

NOW, THEREFORE, the parties agree to this Amended Security Agreement as follows:

1.

Grant. On this first day of November, 2013, David N. Nemelka, an individual having his principal residence located at 2662 Stonebury Loop Road, Springville, UT 84663 (hereinafter "Debtor"), for valuable consideration, receipt whereof is acknowledged, grants to McColee Partners LLC, an Alaska limited Liability Company with its place of business at 605 N 100 E, Springville, UT 84663 (hereinafter called "Secured Party") a security interest in, and mortgages to Secured Party, the following described property and interests in property of Debtor (hereinafter called the "Collateral"):

a.

200,000 common shares in LiqTech International, Inc., as evidenced by certificate number 2051 in the name of David N Nemelka and dated September 30, 2013.

b.

297,000 common shares in LiqTech International, Inc., as evidenced by certificate number 2092 in the name of David N Nemelka and dated October 29, 2013.

c.

All After-Acquired Property and Proceeds of any of the above Collateral.

to secure payment of the following obligations of Debtor to Secured Party (all hereinafter called the "Obligations"):

(i) All obligations and liabilities of Debtor to Secured Party (including without limitation all debts, claims and indebtedness) whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, or by oral agreement or operation of law or otherwise, including the Note dated May 1, 2013 in the face amount of $300,000, together with interest as specified in the Note.

2.

Warranties and Covenants of Debtor.  Debtor warrants and covenants that:

(a)

Except for the security interest granted hereby, Debtor is the owner of the Collateral free from any lien, security interest or encumbrance; and Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

(b)

No Financing Statement covering any of the Collateral or any proceeds thereof is on file in any public office.  The Debtor shall immediately notify the Secured Party in writing of any change in name, address, or identity from that shown in this Agreement and shall also upon demand furnish to the Secured Party such further information and shall execute and deliver to Secured Party such financing statements and other documents in form satisfactory to Secured Party and shall do all such acts and things as Secured Party may at any time or from time to time reasonably request or as may be necessary or appropriate to establish and maintain a perfected security interest in the Collateral as security for the Obligations, subject to no adverse liens or encumbrances; and Debtor will pay the cost of filing the same or filing or recording this agreement in all public offices wherever filing or recording is deemed by Secured Party to be necessary or desirable.  A carbon, photographic or other reproduction of this agreement is sufficient as a financing statement.

(c)

Debtor will not sell or offer to sell, assign, pledge, lease or otherwise transfer or encumber the Collateral or any interest therein, without the prior written consent of Secured Party.

(d)

Debtor will keep the Collateral free from any adverse lien, security interest or encumbrance, shall not waste or destroy the Collateral or any part thereof, and shall not use the Collateral in violation of any statute, ordinance or policy of insurance thereon.

Secured Party may examine and inspect the Collateral at any reasonable time or times, wherever located.

(e)

Debtor will pay promptly when due all taxes and assessments upon the Collateral or upon this Agreement or upon any note or notes evidencing the Obligations.

(f)

Creditor shall maintain possession of the Collateral.

3.

Additional Rights of Parties.  At its option, Secured Party may discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral.  To the extent permitted by applicable law, Debtor agrees to reimburse Secured Party on demand for any payment made, or any expense incurred by Secured Party pursuant to the foregoing authorization.

4.

Events of Default.  Debtor shall be in default under this agreement upon the occurrence of any of the following events or conditions, namely: (a) default in the payment or performance of any of the Obligations or of any covenants or liabilities contained or referred to herein or in any of the Obligations; (b) any warranty, representation or statement made or furnished to Secured Party by or on behalf of Debtor proving to have been false in any material respect when made or furnished; (c) loss, theft, substantial damage, destruction, sale or encumbrance to or any of the Collateral, or the making of any levy, seizure or attachment thereof or thereon; (d) dissolution, termination of existence, filing by Debtor or by any third party against Debtor of any petition under any Federal bankruptcy statute, insolvency, business failure, appointment of a receiver of any part of the property of, or assignment for the benefit of creditors by, Debtor; or (e) the occurrence of an event of default in any agreement between Debtor and/or Secured Party.

5.

Remedies.  UPON DEFAULT AND AT ANY TIME THEREAFTER, SECURED PARTY MAY DECLARE ALL OBLIGATIONS SECURED HEREBY IMMEDIATELY DUE AND PAYABLE AND SHALL HAVE THE REMEDIES OF A SECURED PARTY UNDER THE UNIFORM COMMERCIAL CODE OF UTAH, including without limitation the right to take immediate and exclusive possession of the Collateral, or any part thereof, and for that purpose may, so far as Debtor can give authority therefor, with or without judicial process, enter (if this can be done without breach of the peace), upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom; and the Secured Party shall be entitled to hold, maintain, preserve and prepare the Collateral for sale, until disposed of, or may propose to retain the Collateral subject to Debtor's right of redemption in satisfaction of the Debtor's Obligations as provided in the Uniform Commercial Code of Utah.  Secured Party without removal may render the Collateral unusable and dispose of the Collateral on the Debtor's premises.  Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party for possession at a place to be designated by Secured Party which is reasonably convenient to both parties.  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give Debtor at least 5 days' notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made.  The requirements of reasonable notice shall be met if such notice is mailed, postage prepaid, to the address of Debtor shown at the beginning of this agreement at least ten days before the time of the sale or disposition.  Secured Party may buy at any public sale.  The net proceeds realized upon any such disposition, after deduction for the expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorney's fees and legal expenses incurred by Secured Party, shall be applied in satisfaction of the Obligations secured hereby.  The Secured Party will account to the Debtor for any surplus realized on such disposition and the Debtor shall remain liable for any deficiency.

The remedies of the Secured Party hereunder are cumulative and the exercise of any one or more of the remedies provided for herein or under the Uniform Commercial Code of Utah shall not be construed as a waiver of any of the other remedies of the Secured Party so long as any part of the Debtor's Obligation remains unsatisfied.

6.

General.  No waiver by Secured Party of any default shall operate as a waiver of any other default or of the same default on a future occasion.  All rights of Secured Party hereunder shall inure to the benefit of its successors and assigns; and all obligations of Debtor shall bind its successors or assigns.  This agreement shall become effective when it is signed by Debtor.  All rights of the Secured Party in, to and under this agreement and in and to the Collateral shall pass to and may be exercised by any assignee thereof.  The Debtor agrees that if the Secured Party gives notice to the Debtor of an assignment of said rights, upon such notice the liability of the Debtor to the assignee shall be immediate and absolute.  The Debtor will not set up any claim against the Secured Party as a defense, counterclaim or set-off to any action brought by any such assignee for the unpaid balance owed hereunder or for the possession of the Collateral, provided that Debtor shall not waive hereby any right of action to the extent that waiver thereof is expressly made unenforceable under applicable law.

If any provision of this agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this agreement.

Secured Party:

Debtor:

By: Keith Nellesen

By: /s/ David N. Nemelka

Its: Manager